EXHIBIT 4.5

AMENDMENT NO. 4 TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of February 13, 2014 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A.,, as administrative agent for the Lenders (“Agent”) and lead arranger and book manager for the Lenders.  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 9, 2012 (as previously amended, amended and restated, modified, supplemented or renewed, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders and Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

I. Amendments to the Loan Agreement.

A. The definition of “Covenant Trigger Event” is hereby added to Section 1.1 of the Loan Agreement as follows:

Covenant Trigger Event: the occurrence of (a) the sum of (i) the amount under clause (b) of the Colonial Borrowing Base minus the principal balance of all Colonial Revolver Loans, and (ii) the amount of the ACM-TCM Borrowing Base minus the principal balance of all ACM-TCM Revolver Loans, is less than 30% of the sum of (y) the amount under clause (b) of the Colonial Borrowing Base, and (z) the amount of the ACM-TCM Borrowing Base or (b) the sum of the Colonial Availability and ACM-TCM Availability is less than 10% of the aggregate Revolver Commitments.

B. The definition of “Applicable Margin”  as set forth in Section 1.1 of the Loan Agreement is hereby amended by adding the following to the end of such definition:

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In addition to the determination of the margins as set forth above, if any financial statements delivered to Agent reflect that Fixed Charge Coverage Ratio is less than 1.10:1.00, the Applicable Margin in effect shall be increased by 0.50% effective on the first day of the calendar month following delivery of such financial statements and continuing until a subsequent financial statements and compliance certificate are delivered as set forth above, reflecting a Fixed Charge Coverage Ratio equal to or in excess of 1.10:1.00.

C. The definition of “Repossession Percent”  as set forth in Section 1.1 of the Loan Agreement is hereby amended by adding the following to the end of such definition:

Repossession Percent: the percent equal to (a) the sum of the repossession value of all Vehicles which any Borrower has repossessed in the last 2 months and which, as of the last day of the 2-month period then ending, was reflected as assets on any Borrower’s books divided by (b) the sum of the Colonial Net Balances owing under all Vehicle Contracts at the end of each of the last 2 months.

D. Section 10.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.2.3           Capital Expenditures.  Make Capital Expenditures in excess of $10,000,000 in the aggregate during any Fiscal Year without the prior written consent of Agent and Required Lenders.

E. Section 10.3.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.3.2           Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of at least 1.10:1.00, measured on a trailing 6 month basis as of the end of each month ending during or immediately before the occurrence of a Covenant Trigger Event.

II. Consent to Sale of Assets.

A. ACM has informed Agent and Lenders that it intends to enter into various Asset Dispositions whereby certain Vehicle Contracts will be transferred to third parties from time to time (each such sale is referred to as a “Vehicle Contract Sale”).  As such Vehicle Contract Sales are prohibited by Sections 10.2.6 and 10.2.25 of the Loan Agreement, Borrowers have requested that Agent and Lenders consent to such Asset Dispositions.  Agent and Lenders hereby consent to each such Vehicle Contract Sale so long as:

1. immediately before and after giving effect to each such Vehicle Contract Sale, no Default or Event of Default exists,

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2. each Vehicle Contract disposed pursuant to a Vehicle Contract Sale is not an Eligible Vehicle Contract as a result of the original term of the Vehicle Contract being in excess of 42 months,

3. the cash consideration received by ACM for each Vehicle Contract disposed pursuant to a Vehicle Contract Sale is equal to or greater than ACM’s investment plus costs with respect to such Contract and such cash consideration is paid to ACM in full promptly after the consummation of such sale,

4. each Vehicle Contract Sale is non-recourse to Borrowers or their Affiliates except for ACM’s repurchase obligations set forth in the documents evidencing the applicable Vehicle Contract Sale which is to be exercised solely with respect to Vehicle Contracts which do not satisfy the representations and warranties set forth in the documents evidencing the applicable Vehicle Contract Sale, and

5. the aggregate consideration for all Vehicle Contract disposed pursuant to a Vehicle Contract Sale during any month shall not exceed $500,000 per month or such greater amount as may be approved by Agent.

B. The limited consent set forth herein shall be limited precisely as written and shall not be deemed to be (a) a waiver or modification of any other term or condition of the Loan Agreement or (b) prejudice any right or remedy which Agent or any Lender may now or in the future have under or in connection with the Loan Agreement.

III. Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A. Amendment.  Fully executed copies of this Amendment signed by Parent, Borrowers and Lenders shall have been delivered to Agent.

B. Other Documents.  Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

IV. Miscellaneous.

A. Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or the Lenders shall affect the representations and warranties or the right of Agent or the Lenders to rely thereon.

B. Reference to Loan Agreement.  The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

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C. Loan Agreement Remains in Effect.  The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein.  Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

D. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F. Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G. NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation

By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

TEXAS CAR-MART, INC., a Texas corporation

By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

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Signature Page to Amendment No.4 to Amended and Restated Loan and Security Agreement

PARENT:

AMERICA’S CAR-MART, INC., a Texas corporation

By:	/s/ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

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Signature Page to Amendment No.4 to Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

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BOKF, NA D/B/A BANK OF ARKANSAS, as Lender

By:	/s/ Jacob Hudson
Name:	Jacob Hudson
Title:	Vice President

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Mike Sawyer
Name:	Mike Sawyer
Title:	Vice President

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ARVEST BANK, as Lender

By:	/s/ Robert Bresnahan
Name:	Robert Bresnahan
Title:	AVP

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COMMERCE BANK, as Lender

By:	/s/ R. David Emley, Jr.
Name:	R. David Emley, Jr.
Title:	Vice President

Signature Page to Amendment No.4 to Amended and Restated Loan and Security Agreement